Exhibit 99.1

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY

ARP RANGELY PRODUCTION, LLC FROM MERIT ENERGY

THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2013

CONTENTS

Page
Independent Auditors’ Report	3
Statements of Revenues and Direct Operating Expenses	4
Notes to Statements of Revenues and Direct Operating Expenses	5

KPMG LLP
Suite 3100
717 North Harwood Street
Dallas, TX 75201-6585

Independent Auditors’ Report

The Members

Merit Energy Company, LLC:

We have audited the accompanying statements of revenues and direct operating expenses of Merit Energy Company’s oil and gas properties under contract for purchase by ARP Rangely Production, LLC (the Properties) for the year ended December 31, 2013.

Management’s Responsibility for the Schedule

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct expenses of Merit Energy Company’s oil and gas properties under contract for purchase by ARP Rangely Production, LLC for the year ended December 31, 2013, in accordance with U.S. generally accepted accounting principles.

Dallas, Texas

June 30, 2014

KPMG LLP is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative (“KPMG International”), a Swiss entity.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY

ARP RANGELY PRODUCTION, LLC FROM MERIT ENERGY

(In thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013
	(Unaudited)

Revenues:
Oil Sales	$21,291	$20,002	$84,354
NGL Sales	1,814	1,915	7,221

	23,105	21,917	91,575
Direct Operating Expenses:
Lease Operating Expenses	6,869	6,216	26,168
Production and Ad Valorem Taxes	1,378	1,369	5,901

	8,247	7,585	32,069

Excess of Revenues over Direct Operating Expenses	$14,858	$14,332	$59,506

See accompanying Notes to Statements of Revenues and Direct Operating Expenses

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY

ARP RANGELY PRODUCTION, LLC FROM MERIT ENERGY

THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2013

NOTE 1 – BASIS OF PRESENTATION

On May 6, 2014, ARP Rangely Production, LLC (“ARP”) entered into a Purchase and Sale agreement (“PSA”) with Merit Energy Company and certain of its affiliates (“Merit Energy”) to purchase oil and gas properties and related facilities located in the Iles, Hiawatha West, and Rangely fields in Colorado as further defined in the PSA (the “Properties”) for approximately $420 million, subject to normal closing adjustments, with an effective date of April 1, 2014. The accompanying statements of revenues and direct operating expenses relate only to the Properties.

Historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America have never been prepared for the Properties. During the periods presented, the Properties were not accounted for or operated as a consolidated entity or as a separate division by Merit Energy. The accompanying statements of revenues and direct operating expenses related to the Properties were prepared from the historical accounting records of Merit Energy.

Certain indirect expenses, as further described in Note 4, were not allocated to the Properties and have been excluded from the accompanying statements. Any attempt to allocate these expenses would require significant and judgmental allocations, which would be arbitrary and may not be indicative of the performance of the properties on a stand-alone basis.

These statements of revenues and direct operating expenses do not represent a complete set of financial statements reflecting the financial position, results of operations, stakeholder’s equity and cash flows of the Properties and are not necessarily indicative of the results of operations for the Properties going forward.

The accompanying statements of revenues and direct operating expenses for the three months ended March 31, 2014 and 2013 are unaudited but, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of the revenues and direct operating expenses of the Properties for those periods.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Merit Energy utilizes the sales method of accounting for oil and natural gas liquids revenues whereby revenues, net of royalties, are recognized based on the actual volumes of oil and natural gas liquids production sold to purchasers. The amount of natural gas liquids sold may differ from the amount to which Merit Energy is entitled based on its revenue interests in the properties.

Direct Operating Expenses

Direct operating expenses, which are recognized on an accrual basis, relate to the direct expenses of operating the Properties. The direct operating expenses include lease operating, ad valorem tax and production tax expense. Lease operating expenses include lifting costs, well repair expenses, surface repair expenses, well workover costs and other field expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil and natural gas production activities.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY

ARP RANGELY PRODUCTION, LLC FROM MERIT ENERGY

THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2013

Note 3 – CONTINGENCIES

The activities of the Properties are subject to potential claims and litigation in the normal course of operations. Merit Energy management does not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the Properties.

Note 4 – EXCLUDED EXPENSES

The Properties are part of a much larger enterprise prior to their sale by Merit Energy to ARP. Indirect general and administrative expenses, interest, income taxes, and other indirect expenses were not allocated to the Properties and have been excluded from the accompanying statements. In addition, any allocation of such indirect expenses may not be indicative of costs which would have been incurred by the Properties on a stand-alone basis.

Depreciation, depletion, and amortization have been excluded from the accompanying statements of revenues and direct operating expenses as such amounts would not necessarily be indicative of the depletion calculated on the Properties on a stand-alone basis.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY

ARP RANGELY PRODUCTION, LLC FROM MERIT ENERGY

THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2013

Note 5 – SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

Estimated Net Quantities of Oil and Natural Gas Reserves

The estimates of Proved Oil and Gas Reserves as of December 31, 2013 and 2012 were prepared for Merit Energy utilizing year-end estimates of reserve quantities provided by third-party independent petroleum engineering consultants. The estimated proved net recoverable reserves presented below include only those quantities that were expected to be commercially recoverable at the SEC applicable prices and costs for each year under the then existing regulatory practices and with conventional equipment and operating methods. Proved Developed Reserves represent only those reserves estimated to be recovered through existing wells. Proved Undeveloped Reserves include those reserves that may be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure for recompletion or secondary recovery operation is required. All of the Properties’ Proved Reserves set forth here in are located in Colorado. The estimate of reserves, and the standardized measure of discounted future net cash flows shown below reflect Merit Energy’s development plan for the Properties rather than ARP’s development plan for those Properties.

Discounted future cash flow estimates like those shown below are not intended to represent estimates of the fair value of our oil and natural gas properties. Estimates of fair value should also consider unproved reserves, anticipated future oil and natural gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair value is subjective and imprecise.

The following table sets forth estimates of the proved oil and natural gas liquids reserves (net of royalty interests) for the Properties and changes therein, for the periods indicated. The Properties do not contain any natural gas reserves.

	Oil (BBLS)	NGLs (BBLS)
Proved Reserves
Balance at December 31, 2012	19,831,680	1,352,990
Production	(930,748)	(101,642)
Revisions	25,584	30,524

Balance at December 31, 2013	18,926,516	1,281,872

	Oil (BBLS)	NGLs (BBLS)
Proved Developed Reserves
December 31, 2012	18,164,413	1,352,990
December 31, 2013	17,480,779	1,281,872

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY

ARP RANGELY PRODUCTION, LLC FROM MERIT ENERGY

THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2013

Standardized Measure of Discounted Future Net Cash Flows

We have summarized the Standardized Measure related to our proved oil and natural gas liquids reserves. We have based the following summary on a valuation of Proved Reserves using discounted cash flows based on SEC pricing applicable for each year, costs and economic conditions and a 10% discount rate. The additions to Proved Reserves from the purchase of reserves in place and new discoveries and extensions could vary significantly from year to year; additionally, the impact of changes to reflect current prices and costs of reserves proved in prior years could also be significant. Accordingly, you should not view the information presented below as an estimate of the fair value of our oil and natural gas properties, nor should you consider the information indicative of any trends.

Standardized Measure of Oil and Gas

In Thousands	December 31, 2013

Future Cash Inflows	$1,798,238
Future Production Costs	(784,622)
Future Development Costs	(83,848)

Future Net Cash Flows	929,768
Discount of 10% per annum	(558,029)

Standardized Measure of Discounted Future Net Cash Flows	$371,739

During recent years, prices paid for oil and natural gas have fluctuated significantly. Estimated discounted future net cash flows in the table above for December 31, 2013 were computed using NYMEX prices of $96.90 per barrel of oil and $3.67 per MMBTU of natural gas.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY

ARP RANGELY PRODUCTION, LLC FROM MERIT ENERGY

THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2013

The following table sets forth the changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas liquids reserves for the period indicated.

Changes in Standardized Measure

(In thousands)

Balance at December 31, 2012	$372,338
Sales of oil and natural gas liquids produced, net	(59,506)
Net changes in prices and production costs	(803)
Net changes in future development costs	(6,500)
Revisions of previous quantity estimates	1,125
Previously estimated development costs incurred	17,306
Accretion of discount	37,234
Changes in timing and other	10,545

Balance at December 31, 2013	$371,739